Exhibit 10.2

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of March 1, 2024, by and among Digital Ally, Inc., a Nevada corporation (“DA”), and its subsidiary, Kustom Entertainment, Inc., a Nevada corporation (“KEI” and together with DA, the “Borrower”), and Mosh Man LLC, a New Jersey limited liability company (the “Purchaser”).

STATEMENT OF PURPOSE:

WHEREAS, the Borrower wishes to sell to the Purchaser, and the Purchaser wishes to purchase on the terms and conditions set forth herein, that certain senior secured promissory note issued by the Borrower to the Purchaser in an aggregate original principal amount of $1,425,000 substantially in the form of Exhibit A hereto;

WHEREAS, the Borrower is willing to secure all of the Obligations by granting to the Purchaser a Lien upon substantially all of its assets subject to any limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation (a) with respect to any such Person that is an entity, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person and (b) with respect to any such Person that is an individual including, without limitation, such individual’s spouse, lineal ancestors, lineal blood or adopted descendants, and any trust or other estate planning vehicle for any of their benefit or any entity in which only such persons own equity interests. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise. None of the Purchaser nor any of its Affiliates shall be, or be deemed to be, an Affiliate of any Loan Party.

“Agreement” means this Note Purchase Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Applicable Insolvency Laws” means the United States Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Loan Party or any Subsidiary of any asset but excluding (i) dispositions of Cash and Cash Equivalents and (ii) sales, transfers and other dispositions of assets or accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of the Loan Parties’ business.

“Board” means the board of directors of DA.

“Borrower” has the meaning given to that term in the preamble hereof and shall extend to all permitted successors and assigns of such Persons.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Expenditure” means any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet prepared in accordance with GAAP (including, without limitation, the capitalized portion of any software development costs), excluding (a) the cost of assets acquired pursuant to Capitalized Leases, (b) expenditures of insurance proceeds (or other similar recoveries) to rebuild or replace any asset after a casualty loss or cash awards of compensation arising from the taking of eminent domain or condemnation (c) leasehold improvement expenditures for which the Person is reimbursed promptly by the lessor.

“Capital Stock” means (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise), and (b) any option, warrant, security or other right (including Debt securities or other evidence of Debt) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of this definition and all other financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.

“Cash” means the currency of the United States of America.

“Cash Equivalents” means (a) short-term obligations of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, (b) commercial paper rated A-1 or better by Standard & Poor’s or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

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“Change of Control” means, the consummation of a merger, consolidation, reorganization, sale of Capital Stock by DA or any holder of DA’s Capital Stock, sale or other disposition of all or substantially all of the assets of the DA that results in (A) any change in the selection or composition of a majority of the Board as in effect on the Closing Date or (B) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) shall directly or indirectly own or control in excess of fifty percent (50%) of the economic or voting interests of DA that does not, as of the Closing Date, directly or indirectly, own or control in excess of 50% of the voting interests of DA.

“Closing” has the meaning assigned to that term in Section 2.3.

“Closing Date” has the meaning assigned to that term in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means the Security Agreement, any other collateral assignments, each other deposit account control agreement, each landlord waiver, bailee agreement or other similar collateral access agreement and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations, or any such Person purports to guarantee the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Confidential Information” means all information disclosed by a Loan Party that (a) relates to such Loan Party’s business, properties, liabilities (other than the Obligations), technology, Intellectual Property assets, trade secrets, inventions, know-how, software programs, software source documents, financial or business plans, financial projections and affairs, employment arrangements, financial statements, internal management tools and systems, products and product development plans, marketing plans, customers, clients and contracts, and (b) to the extent such information is provided after the Closing Date (other than information provided as required by the terms of this Agreement, which shall be deemed to be Confidential Information), is designated by such Loan Party as confidential by means of appropriate markings. Confidential Information will not include any information or data (i) that has become publicly known through no wrongful act of the recipient of such information, (ii) has been received by the recipient from a third party not known by the recipient to be under any obligation of confidentiality to a Loan Party without breach by the recipient of this Agreement or any other agreement with any Loan Party, or (iii) has been approved for release by written authorization of such Loan Party.

“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise), other than a Note Document, to which such Person is a party or by which it or any of such Person’s property is bound.

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“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) [reserved]; (f) all indebtedness of such Person referred to in clauses (a) through (e) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt or the fair market value of all property of such Person securing such Debt); and (g) all guaranties of such Person of any Debt of another Person.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosure Schedules” has the meaning assigned to that term in Article 6.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, Licenses, concessions, grants, franchises, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water, air or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq., and CERCLA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means a corporation that is or was a member of a controlled group of corporations with the Borrower within the meaning of Section 4001(a) or (b) of ERISA or Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) that is under common control with any Loan Party within the meaning of Section 414(m) of the Code, or a trade or business which together with any Loan Party is treated as a single employer under Section 414(o) of the Code.

“Event of Default” has the meaning assigned to that term in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Receipt” means any Cash received by or paid to or for the account of any Loan Party not in the ordinary course of business (and not consisting of proceeds described in any of Section 3.2(d)(i), or (ii)).

“Fiscal Quarter” means in respect of a date as of which the applicable financial covenant is being calculated or financial report is being furnished, any fiscal quarter of a Fiscal Year (currently the three month periods ending on or about each March 31, June 30, September 30 and December 31 annually).

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“Fiscal Year” means the fiscal year for financial accounting and reporting purposes of the Borrower (currently the fiscal year ending December 31).

“GAAP” means generally accepted accounting principles in effect within the United States from time to time, consistently applied.

“Government” means the United States government or any agency, department or instrumentality thereof.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined in RCRA, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) toxic mold and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Holder” means each holder of a Note hereunder.

“Indemnified Party” has the meaning given to that term in Section 12.1.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (including any proceeding under the United States Bankruptcy Code) or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of such creditors.

“Intellectual Property” has the meaning ascribed to such term in the Security Agreement.

“Interest Rate” has the meaning given to that term in Section 3.1(a).

“Liabilities” has the meaning given to that term in Section 12.1.

“Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to any Loan Party or any Subsidiary in connection with the conduct of its business.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, license, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease and including any exclusive or non-exclusive license of Intellectual Property).

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“Loan Parties” means the Borrower and all of the Borrower’s direct or indirect Subsidiaries which have joined this Agreement pursuant to and have otherwise complied with the provisions of Section 9.7.

“Major Casualty Proceeds” means (i) the aggregate insurance proceeds received in Cash in connection with one or more related events under any property insurance policy or business interruption insurance policy or (ii) any award or other compensation received in Cash with respect to any eminent domain, condemnation of property or similar proceedings (or any transfer or disposition of property in lieu of condemnation), in each case, less (a) any out-of-pocket fees, costs and expenses reasonably incurred by the Borrower or any Subsidiary in connection therewith, (b) the amount of any Debt secured by a Permitted Lien on the related asset and discharged from the proceeds of such event, (c) any Taxes paid or reasonably estimated by the applicable Loan Party or Subsidiary to be payable by such Person as a consequence of such event (provided, that if the actual amount of Taxes actually paid is less than the estimated amount, the difference shall immediately constitute Major Casualty Proceeds) and (d) the amount of any reserve established in accordance with GAAP (provided that such reserved amounts shall be Major Casualty Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve).

“Material Adverse Effect” means an effect that results in or causes (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, properties, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries, (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any of its Subsidiaries of any Note Document or (c) material adverse effect upon the validity of any Intellectual Property of the Borrower or its Subsidiaries or any of the Borrower’s or its Subsidiaries’ rights or interests in respect thereof or thereto, including but not limited to as a result of an adverse order, determination or decision by a Governmental Authority.

“Maturity Date” has the meaning given to that term in Section 3.2(a).

“Merger” means that certain merger and despac transaction as set out in the Merger Agreement, dated as of June 1, 2023, by and between DA, KEI, Clover Leaf Capital Corp., a Delaware corporation, CL Merger Sub, Inc., a Nevada corporation, and Yntegra Capital Investments LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the Cash proceeds received by any Loan Party (or any Subsidiary) from or in respect of such transaction or event (including Cash proceeds of any non-Cash proceeds of such transaction), less (i) any out-of-pocket expenses paid to a Person that are reasonably incurred by such Loan Party or Subsidiary in connection therewith, (ii) amount of any reserve established (provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve) and (iii) Taxes paid or payable or reasonably estimated to be paid or payable as a result thereof in that year or the next succeeding year.

“Note” has the meaning given to that term in Section 2.1(a).

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“Note Documents” means this Agreement, the Note, the Collateral Documents, and each other agreement, document or certificate delivered pursuant to this Agreement or the Note, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of the Borrower or any other Loan Party, as applicable, from time to time owed to the Purchaser under the Note Documents, whether for principal, interest, fees, expenses, indemnification or otherwise; provided, however, for the avoidance of doubt, no obligations owing by any Loan Party to the Holder or any Affiliate of the Holder, or their respective successors or assigns, in respect of or pursuant to any equity investment made by the Holder or any Affiliate of the Holder, or their respective successors and assigns, in the Borrower or any other Loan Party shall be included in the Obligations; provided, however, that no obligations owing by any Loan Party to the Holder or any Affiliate of the Holder, or their respective successors or assigns, in respect of or pursuant to any equity investment made by the Holder or any Affiliate of the Holder, or their respective successors and assigns, in any Loan Party shall be included in the Obligations, other than any obligations to issue Capital Stock evidencing such equity investment.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means the limited liability company agreement or bylaws (as applicable), certificate or articles of formation or certificate or articles of incorporation (as applicable), shareholders’ agreement, membership agreement or any other agreements among equity holders that are known to the Borrower, and other similar organizational and governing documents of the Borrower and its Subsidiaries.

“Participant” has the meaning given to that term in Section 13.3.

“Participant Register” has the meaning given to that term in Section 13.3.

“Payment Date” means the first Business Day of each calendar month in which the Note is outstanding, commencing with the calendar month beginning on March 1, 2024.

“Permitted Debt” has the meaning assigned to that term in Section 9.1.

“Permitted Liens” means those Liens permitted pursuant to Section 9.2.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchase Price” has the meaning given to that term in Section 2.1.

“Purchaser” has the meaning given to that term in the preamble hereof.

“Requirements of Law” means as to any Person, provisions of the Organizational Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

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“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Security Agreement” means the Security Agreement, among the Loan Parties, the Purchaser, and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, with respect to any Person that (a) the assets and the property of such Person exceed the aggregate liabilities (including contingent and unliquidated liabilities) of such Person, (b) after giving effect to the transactions contemplated by this Agreement and the other Note Documents, such Person will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement and the other Note Documents, such Person is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

“Standard and Poor’s” means Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Tax” means (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto and (b) liability for the payment of any amounts of the type described in clause (a) as a transferee or successor, by contract, from any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person, or otherwise.

“Tax Return” means any return, declaration, report, or information return or statement relating to Taxes required to be filed with a Governmental Authority responsible for the administration of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transactions” means, collectively, (a) the issuance of the Note and (b) the payment of all fees and expenses in connection therewith.

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Article 2

TERM LOANS

2.1 Purchase, Sale and Issuance of the Note. Subject to the terms and conditions herein set forth, on the Closing Date, the Borrower will issue to the Purchaser, and the Purchaser will acquire from the Borrower a senior secured promissory note (the “Note”) in the principal amount of $1,425,0000 for $1,000,000 (the “Purchase Price”).

2.2 Original Issue Discount.

(a) Original Issue Discount. The Borrower and Holder agree (i) that the Note is to be treated as indebtedness for U.S. federal income tax purposes, (ii) that the Note constitutes an “investment unit” for purposes of Section 1273(c)(2) of the Code, and (iii) not to file any Tax Return, report or declaration inconsistent with the foregoing, unless required by a “determination” within the meaning of Section 1313(a) of the Code.

2.3 Closing. The purchase and issuance of the Note shall take place at the closing (the “Closing”) on the date hereof (the “Closing Date”). At the Closing, the Borrower shall deliver the Note to the Purchaser and the Purchaser shall deliver the Purchase Price, less payment for Purchaser’s legal fees and any other expenses incurred by Purchaser to facilitate the Note purchase, which sum shall not exceed $35,000.

Article 3

INTEREST AND PAYMENTS

3.1 Interest.

(a) Interest Rate. The Note shall bear interest at the rate of one and fifty-eight one-hundredths percent (1.58%) per month (the “Interest Rate”), which amount shall be guaranteed and deemed earned in full as of the date hereof. Subject to Requirements of Law, such interest shall itself be capitalized and has been added to the principal amount of the Note, and shall thereafter be treated as principal of the Note.

(b) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 3.1 or otherwise in this Agreement shall be determined to exceed any limitation on interest under Requirements of Law, such interest rate(s) shall be computed at the highest rate permitted by Requirements of Law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of the affected Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower.

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3.2 Redemption .

(a) Maturity Date. The Borrower shall redeem the Note at the earlier of (the “Maturity Date”) (i) on November 1, 2024, and (ii) within three (3) Business Days from the consummation and closing of the Merger, in each case, by payment in Cash in full of the entire outstanding principal balance thereof, (including all interest that has been added to the outstanding principal amount of such Note pursuant to Section 3.1(a)), together with any unpaid interest accrued thereon to such date.

(b) Voluntary Prepayment. The Borrower may voluntarily prepay or redeem the Note, in whole, upon written notice to the Purchaser, by payment in Cash in full of the entire outstanding principal balance thereof (including all interest that has been added to the outstanding principal amount of such Note pursuant to Section 3.1(a)).

(c) Optional Redemption by the Holder. Upon the occurrence of (i) a Change of Control (and concurrent with the closing of any such transaction) and (ii) a sale of all or substantially all of the Borrower and its Subsidiaries’ assets, Holder may elect to sell to the Borrower and the Borrower shall be required to purchase the Note held by such Holder in full by payment in Cash in full of the entire outstanding principal balance thereof (including all interest that has been added to the outstanding principal amount of such Note pursuant to Section 3.1(a)). If the Holder elects to sell the Note the Holder shall deliver an irrevocable written notice to the Borrower that the Holder will exercise its right, which notice shall be delivered no less than five (5) Business Days prior to any such transaction.

(d) Mandatory Prepayments. The Borrower shall prepay the Note in the following amounts and at the following times.

(i) Casualty and Other Insurance Proceeds. Within five (5) Business Days after any Loan Party or any Subsidiary (or Purchaser as loss payee or assignee) receives any Major Casualty Proceeds, an amount equal to one hundred percent (100%) of such Major Casualty Proceeds.

(ii) Asset Disposition Proceeds. Within five (5) Business Days after any Loan Party or any Subsidiary receives the proceeds of any Asset Disposition, the Borrower shall prepay the Note in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition.

(iii) Financing Proceeds and Extraordinary Receipts. Within five (5) Business Days after any Loan Party or any Subsidiary receives the proceeds of any financings whether by the issuance of Debt or sale of Capital Stock or receives any Extraordinary Receipts, the Borrower shall prepay the Note as follows: (A) if the aggregate proceeds of all such financings and Extraordinary Receipts are less than $3,000,000, the Borrower shall prepay amount equaling to 50% of the outstanding principal of the Note, and (B) if the aggregate proceeds of all such financings and Extraordinary Receipts are equal to or greater than $3,000,000, the Borrower shall prepay the Note in full.

(e) Acceleration. In addition, the Note shall be subject to acceleration as set forth in Section 11.2.

3.3 Manner of Payment.

(a) On each Payment Date, the Borrower shall pay in arrears in cash by automatic bank draft or wire transfer of immediately available funds an amount equal to 50% of revenues from all ticket sales generated by KEI on the first nine thousand tickets sold after the date of this Agreement, and thereafter an amount equal to 10% of all such ticket sales revenues until the earlier of the date on which the Note is repaid in full or the Maturity Date. Any other payment of fees, interest, premium and principal payable in respect of the Note may otherwise be paid by automatic bank draft or wire transfer of immediately available funds to an account at a bank designated in writing by the Holder of the Note. In the absence of any such written designation, any such payment shall be deemed made on the date a check in the applicable amount payable to the order of the Holder thereof is received by the Holder at its last address as reflected in the Note Register (as defined in the Note).

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(b) All payments made by the Borrower (pursuant to this Article 3 or otherwise) upon the Obligations relating to the Note and all net proceeds from the enforcement of the Obligations shall be applied (i) first, to that portion of the Obligations constituting fees, indemnities and expenses (including reasonable attorney fees) payable to the Holder, (ii) second, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Note, (iii) third, to the payment of that portion of the Obligations constituting unpaid principal of the Note, (iv) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by any Requirements of Law.

Article 4

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

4.1 Conditions to the Obligations of the Purchaser to Purchase the Note on the Closing Date. The obligation of the Purchaser to purchase the Note, fund the Purchase Price on the Closing Date and perform any obligations hereunder shall be subject to the reasonable satisfaction as determined by, or waived by, the Purchaser of the following conditions on or before the Closing Date; provided, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant, as specifically set forth elsewhere in this Agreement, or of any misrepresentation by the Borrower.

(a) Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date after giving effect to the Transactions.

(b) Compliance with this Agreement. The Borrower shall have performed and complied with all of its agreements and conditions set forth or contemplated herein and the other Note Documents in all material respects that are required to be performed or complied with by the Borrower on or before the Closing Date, and the Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by the chief executive officer or chief financial officer on behalf of the Borrower.

(c) Secretary’s Certificates. The Purchaser shall have received a certificate from each of the Borrower, dated the Closing Date and signed by the secretary, an assistant secretary, the chief financial officer or the chief executive officer of the Borrower, as applicable, certifying (i) that the attached copies of the Organizational Documents of the Borrower and resolutions of the board of directors or similar governing body of the Borrower approving the Note Documents to which it is a party and the Transactions are all true, complete and correct and remain unamended and in full force and effect, (ii) the incumbency and specimen signature of each officer of the Borrower executing any Note Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of the Borrower and (iii) that each Loan Party and each of their respective subsidiaries are, individually, Solvent.

(d) Documents. The Purchaser shall have received true, complete and correct copies of the Note Documents signed by the Borrower.

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(e) Good Standing Certificates. The Borrower shall have delivered to the Purchaser as of a date not more than fifteen (15) days before the Closing Date, good standing certificates and/or certificates of existence, as the case may be, for the Borrower for which such a certificate is issuable by a Governmental Authority for the Borrower’s jurisdiction of incorporation or formation and all other jurisdictions where it does business.

(f) No Litigation. No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened in writing, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened in writing against the Purchaser or the Loan Parties seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

(g) Fees, Etc. On the Closing Date, the Borrower shall have paid to the Purchaser all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Purchaser in accordance with the terms of the Note Documents, which sum shall not exceed $35,000.

(h) Consents. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Loan Parties reasonably necessary in connection with the execution, delivery or performance by the Loan Parties, or enforcement against the Loan Parties, of the Note Documents to which they are a party shall have been made or obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.

(i) Additional Documents. The Purchaser shall have received each additional document, instrument, legal opinion or other item reasonably requested.

Article 5

CONDITIONS TO OBLIGATIONS OF THE LOAN PARTIES

The obligations of the applicable Loan Parties to issue the Note and to perform their other obligations hereunder on the Closing Date shall be subject to the reasonable satisfaction as determined by, or waived by, the Borrower of the following conditions on or before the Closing Date:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article 7 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (and if as of another date, then as of such other date).

5.2 Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by it on or before the Closing Date.

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Article 6

REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

The following representations and warranties by the Borrower to the Purchaser are qualified by the disclosure schedules (the “Disclosure Schedules”), which set forth certain disclosures concerning the Borrower and its business (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representation or warranty). The Borrower hereby represents and warrants to the Purchaser as of the date hereof as follows:

6.1 Existence and Power. Each Loan Party that is not a natural Person: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, except to the extent that the failure to so own, operate, lease or conduct would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not result in a material liability to the Borrower or any of its Subsidiaries and (d) has the power and authority to execute, deliver and perform its obligations under each Note Document to which it is or will be a party and to borrow hereunder. The jurisdictions in which each Loan Party is organized and qualified to do business as of the Closing Date are listed on Schedule 6.1.

6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party that is not a natural Person of each Note Document to which it is or will be a party and the consummation of the Transactions: (a) has been duly authorized by all necessary action on the part of such Loan Party, (b) do not and will not contravene or violate the terms of the Organizational Documents of any Loan Party or any amendment thereto or any Requirement of Law applicable to any Loan Party or any Loan Party’s assets, business or properties, (c) do not and will not, except as set forth on Schedule 6.2, (i) conflict with, contravene, result in any violation or breach of or default under any material Contractual Obligation of any Loan Party (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any material Contractual Obligation of any Loan Party, or (iii) require modification, acceleration or cancellation of any material Contractual Obligation of any Loan Party which could result in a material adverse effect, and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of any Loan Party (other than Liens securing the Note and Permitted Liens).

6.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or material Contractual Obligation, and no lapse of a waiting period under a Requirement of Law or material Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party (other than any Loan Party that is a natural Person) of the Note Documents to which it is a party or the consummation of the Transactions, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Note Documents and (iii) consents, approvals, exemptions, authorizations or other actions that are not material to any Loan Party.

6.4 Binding Effect. Each Loan Party has duly executed and delivered the Note Documents to which it is a party and such Note Documents constitute the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with their respective terms, except as enforceability may be limited by Applicable Insolvency Laws and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

6.5 Litigation. Except as set forth on Schedule 6.5, there are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting any Loan Party that could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Note Documents or, to the knowledge of any Loan Party, which relates to the assets or the business of the Loan Parties, is outstanding.

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6.6 Compliance with Laws. Except as set forth on Schedule 6.6, each Loan Party is in compliance with all Requirements of Law, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of Obligations by the Loan Parties under the Note Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. No Loan Party is in default under or with respect to any material Contractual Obligation.

6.8 Reserved

6.9 Reserved

6.10 Taxes.

(a) Except as set forth on Schedule 6.10, each Loan Party has timely filed all federal, state and other material Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. All federal, state and other material Taxes due and payable by each Loan Party (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with GAAP. Except as set forth on Schedule 6.10, no Loan Party is currently the beneficiary of any extension of time within which to file any Tax Return. No Loan Party has ever received a written claim by a Governmental Authority in a jurisdiction where any Loan Party does not file Tax Returns that any Loan Party is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any Loan Party that arose in connection with any failure to timely pay any Tax.

(b) Except as set forth on Schedule 6.10, there is no action, suit, proceeding, investigation, examination, audit, or claim now pending or, to the knowledge of any Loan Party, threatened by any Governmental Authority regarding any Taxes relating to any Loan Party. No Loan Party has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Person. No Loan Party has incurred, or will incur, any material Tax liability in connection with the Transactions.

6.11 Reserved

6.12 Environmental Compliance.

(a) Hazardous Materials. No Hazardous Materials (i) are currently located on any properties owned, leased or operated by any Loan Party or any of its Subsidiaries in violation of any Environmental Law, or (ii) have been released by any Loan Party, or to the Loan Parties’ knowledge, any other Person, into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and have given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of the Loan Parties and Subsidiaries in excess of $25,000. No portion of any such property is being used, or, to the knowledge of any Loan Party, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in material violation of any Environmental Law nor to the Loan Parties’ knowledge is any such property affected by any Hazardous Materials Contamination. All written notifications of a release of Hazardous Materials required to be filed by or on behalf of any Loan Party or any of their respective Subsidiaries under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Loan Party or Subsidiary.

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(b) Notices Regarding Environmental Compliance. No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrowers’ knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Loan Party or any of their respective Subsidiaries of any Environmental Law, (ii) alleged failure by any Loan Party or any such Subsidiary to have any permits required by applicable Environmental Law for the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials, in each case, that would reasonably be expected to have a Material Adverse Effect

(c) Properties Requiring Remediation. No property now owned or leased by any Loan Party or any of their respective Subsidiaries and, to Borrowers’ knowledge, no such property previously owned or leased by any Loan Party or any such Subsidiary, to which any Loan Party or any such Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to Borrowers’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Loan Party or any such Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or RCRA.

(d) Underground Storage Tanks. Except in each case as set forth on Schedule 6.12, no Loan Party or Subsidiary operates any underground storage tanks on any property owned or leased by any Loan Party or any of their respective Subsidiaries that (i) are not registered or permitted in accordance with applicable Environmental Laws or (ii) a Loan Party or Subsidiary is required to monitor, maintain, retrofit, upgrade, investigate, abate, remediate or remove under Environmental Law.

(e) Environmental Liens. Except in each case as set forth on Schedule 6.12, there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned by any Loan Party or any of their respective Subsidiaries, and to the Loan Parties’ knowledge no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens.

For purposes of this Section 6.12, each Loan Party and each of their respective Subsidiaries shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Person for whose conduct such Loan Party or such Subsidiary bears liability by contract or by operation of law.

6.13 [Reserved].

6.14 Investment Company/Government Regulations. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Debt.

6.15 [Reserved].

6.16 Capitalization. As of the Closing Date, after giving effect to the transactions contemplated under the Note Documents, the number of shares of issued and outstanding Capital Stock for each Borrower and each Subsidiary thereof shall be as set forth on Schedule 6.16, and such shares of Capital Stock are owned by the Persons in the respective amounts set forth on Schedule 6.16. All such outstanding Capital Stock has been duly authorized by all necessary action of the Borrower or such Subsidiary and has been validly issued and is free and clear of all Liens (other than Liens permitted under the Note Documents). The issuance of the foregoing Capital Stock is not and has not been subject to preemptive rights in favor of any Person other than such rights that have been waived and will not result in the issuance of any additional Capital Stock of the Borrower or any Subsidiary or the triggering of any anti-dilution or similar rights contained in any options, warrant, debentures or other securities or agreements of the Borrower or such Subsidiary. On the Closing Date, except as set forth on Schedule 6.16, there will be no outstanding securities convertible into or exchangeable for Capital Stock of the Borrower or any Subsidiary or options, warrants or other rights to purchase or subscribe to Capital Stock of the Borrower or any Subsidiary or contracts, commitments, agreements, understandings or arrangements of any kind to which any Loan Party is a party (other than the Organizational Documents of such Loan Party) relating to the issuance of any Capital Stock of such Loan Party, any such convertible or exchangeable securities or any such options, warrants or rights.

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6.17 Private Offering. No form of general solicitation or general advertising was used by any Loan Party or its representatives in connection with the offer or sale of the Note to the Purchaser pursuant to this Agreement. Assuming the accuracy of the Purchaser’s representations and warranties contained in Article 7, no registration of the Note pursuant to the provisions of the Securities Act or the state securities or “blue sky” laws will be required for the offer, sale or issuance of the Note by any Loan Party to the Purchaser pursuant to this Agreement.

6.18 Broker’s, Finder’s or Similar Fees. Except as set forth on Schedule 6.18, there are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the Transactions based on any agreement, arrangement or understanding with any Loan Party or any action taken by any Loan Party.

6.19 Labor Relations. No Loan Party is a party to any collective bargaining agreement.

6.20 Employee Benefit Plans. Within the five-consecutive-year period immediately preceding the first day of the year in which the Closing Date occurs neither any Loan Party nor any ERISA Affiliate thereof has contributed to, or has any actual or contingent, direct or indirect, liability in respect of, any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement.

6.21 Intellectual Property.

(a) Ownership and Use. Each Loan Party owns or has the right to use all Intellectual Property it currently uses in the operation of the business of the Borrower as presently conducted. Each item of Intellectual Property owned, licensed or used by any Loan Party immediately prior to the Closing will be owned, licensed or available for use by such Loan Party on substantially similar terms and conditions immediately following the Closing. The Loan Parties have taken commercially reasonable action to maintain and protect each item of Intellectual Property that it owns, licenses or uses. To the knowledge of the Loan Parties, each item of Intellectual Property owned, licensed or used by such Loan Party is valid and enforceable and otherwise fully complies in all material respects with all laws applicable to the enforceability thereof. However, the Loan Parties have not conducted any invalidity or enforceability searches or studies.

(b) No Violation or Infringement. No Loan Party has violated or infringed upon or otherwise come into conflict with any Intellectual Property of third parties, and no Loan Party has received any notice alleging any such violation, infringement or other conflict. To the knowledge of each Loan Party, no third party has infringed upon or otherwise come into conflict with any Intellectual Property of any Loan Party.

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(c) Intellectual Property Listing. Schedule 6.21(c) identifies each patent or registration (including copyright, trademark, service mark and domain name) owned by a Loan Party (which is active and in force) with respect to any of such Loan Party’s Intellectual Property, identifies each patent application or application for registration (including pending applications) that such Loan Party has made with respect to any of its Intellectual Property, and identifies each material license, agreement or other permission that such Loan Party has granted to any third party (whether active and in force) with respect to any of its Intellectual Property. Schedule 6.21(c) also identifies each trade name or unregistered trademark or service mark owned by each Loan Party. With respect to each item of Intellectual Property required to be identified in Schedule 6.21(c) and except as expressly set forth on Schedule 6.21(c): (i) each Loan Party possesses all right, title and interest in and to the item, free and clear of any Liens other than Permitted Liens; (ii) the item is not subject to any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or arbitrator (each, an “Order”); (iii) no proceeding, charge, complaint, claim, demand, notice, action, suit, litigation, hearing, audit, investigation, arbitration or mediation (in each case, whether civil, criminal, administrative, investigative or informal) is pending before any Governmental Authority, arbitrator or mediator (each, a “Proceeding”) or, to the knowledge of each Loan Party, is threatened or anticipated that challenges the legality, validity, enforceability, use or ownership of the item; and (iv) no Loan Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

(d) Intellectual Property Licenses. Schedule 6.21(d) identifies each item of Intellectual Property other than off the shelf software that any Person other than any Loan Party owns and that such Loan Party uses pursuant to license, agreement or permission (an “Intellectual Property License”). With respect to each item of Intellectual Property required to be identified on Schedule 6.21(d) and except as expressly set forth on Schedule 6.21(d): (i) to the knowledge of each Loan Party, such item is not subject to any Order; (ii) to the knowledge of each Loan Party, no Proceeding is pending or is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (iii) such Loan Party has not granted any sublicense or similar right with respect to the Intellectual Property License relating to such item.

6.22 Potential Conflicts of Interest. Other than as set forth on Schedule 6.22, no officer, director or manager (or equivalent Person), partner, stockholder or other security holder of the Borrower or any Subsidiary: (a) is an officer, director, manager, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Borrower or its Subsidiaries; (b) has been a party to any material transaction with the Borrower or any Subsidiary; (c) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Borrower or any Subsidiary uses or contemplates using in the conduct of business; or (d) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to the Borrower or any Subsidiary, except for advances in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, reasonable and customary expense reimbursements, and similar matters and agreements existing on the date hereof.

6.23 [Reserved].

6.24 Debt. Schedule 6.24 lists (a) the amount of all Debt of the Loan Parties and their Subsidiaries (other than Debt under this Agreement and any Debt being repaid on the date hereof) as of the Closing, (b) the Liens that relate to such Debt and that encumber the assets of such Persons, (c) the name of each lender thereof, and (d) the amount of any unfunded commitments, if any, available to such Persons in connection with any such Debt facilities.

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6.25 Material Contracts. Schedule 6.25 lists all written contracts, agreements, commitments and other Contractual Obligations of the Loan Parties as of the Closing Date, other than (a) the Note Documents, (b) purchase orders in the ordinary course of business, and (c) any other written contracts, agreements, commitments and other Contractual Obligations of any Loan Party that do not extend beyond one year or involve the receipt or payment of not more than $25,000 in any one year. Except as set forth on Schedule 6.25, each of the contracts, agreements, commitments and other Contractual Obligations of any Loan Party required to be set forth on Schedule 6.25 is in full force and effect. Except as set forth on Schedule 6.25, each Loan Party has satisfied in full or provided for all of its liabilities and obligations under each material Contractual Obligation requiring performance prior to the date hereof in all material respects, and is not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of each Loan Party, no other party to any such material Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 6.25, no approval or consent of any Person is needed for the material Contractual Obligations to continue to be in full force and effect after giving effect to the Transactions.

6.26 Insurance. The properties of each Loan Party are insured with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where each Loan Party operates. Schedule 6.26 accurately summarizes all of the insurance policies or programs of the Loan Parties in effect as of the date hereof, and indicates the insurer’s name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies will remain in full force and effect and will not terminate or lapse by reason of any of the Transactions.

6.27 Solvency. As of the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date in accordance with the terms hereof, each Loan Party is and each of the Borrower’s Subsidiaries are, individually, Solvent.

6.28 Licenses and Approvals. Except as set forth on Schedule 6.28 hereto, no Loan Party is a party to and has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body or of any other proceedings which could be reasonably expected to materially and adversely affect the validity or continued effectiveness of the material Licenses of any Loan Party. No Loan Party has reason to believe that such material Licenses will not be renewed in the ordinary course. Each Loan Party has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its material Licenses.

6.29 OFAC. Neither any Loan Party nor any Affiliate of any Loan Party: (a) is a Sanctioned Person, (b) has any assets in Sanctioned Entities, or (c) derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of the Note will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

6.30 Disclosure. This Agreement, together with all exhibits and schedules hereto, the Note Documents, and the agreements, certificates and other documents furnished to the Purchaser by any Loan Party at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

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6.31 No Default. No Default or Event of Default exists or would result from the incurring of the Obligations by any Loan Party or the grant or perfection of the Liens on the Collateral or the consummation of the Transactions.

Article 7
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

7.1 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; and (b) does not contravene or violate the terms of its organizational documents or any amendment thereof.

7.2 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

7.3 No Legal Bar. The execution, delivery and performance of this Agreement by the Purchaser will not violate any Requirements of Law applicable to it.

7.4 Securities Laws.

(a) The Note is being or will be acquired by the Purchaser hereunder for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of state or federal securities laws or which would require the issuance and sale of the Note hereunder to be registered under the Securities Act, subject, however, to the disposition of the Purchaser’s property being at all times within its control.

(b) The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) The Purchaser understands that (i) the Note constitutes “restricted securities” under the Securities Act, (ii) the offer and sale of the Note hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Borrower is relying on the representations made herein by the Purchaser in its determination of whether such specific exemptions are available, and (iii) the Note may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and under applicable “blue sky” laws or in a transaction exempt from such registration.

7.5 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under Requirements of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against the Purchaser of this Agreement.

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Article 8
AFFIRMATIVE COVENANTS

Until the payment in full in Cash of all of the Obligations, the Loan Parties hereby jointly and severally covenant and agree with the Holder as follows:

8.1 Delivery of Financial and Other Information. The Borrower shall deliver or cause to be delivered to each Holder the following:

(a) If the Borrower or any Subsidiary shall be required to file reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by any such Person to stockholders generally, and, a copy of each annual, periodic or current report filed by any such Person with the Commission pursuant to such Sections, and any registration statement, or prospectus in respect thereof, filed by any such Person with any securities exchange or with federal or state securities and exchange commissions or any successor agency; provided, however, that nothing in this Section 8.1(d) shall require the Borrower or any of its Subsidiaries to make any filing under the Securities Act or the Exchange Act which the Borrower or its Subsidiaries are not otherwise obligated to make.

8.2 Use of Proceeds. The Borrower shall use the proceeds of the Note hereunder only as follows: (i) first, for event financing, including the acquisition of Country Stampede event assets and intellectual property (the “Country Stampede Acquisition”), and the launch of Country Roots festivals, and (ii) for general working capital.

8.3 Notice of Default. Promptly, and in any event within two (2) Business Days of becoming aware, each Loan Party will give notice in writing to the Holder upon becoming aware of the following: (a) the occurrence of any Default or Event of Default under this Agreement and specify the nature and period of existence thereof and what action such Loan Party is taking (and proposes to take) with respect thereto and (b) any development or other information outside the ordinary course of business of such Loan Party or any of its Subsidiaries and excluding matters of a general economic, financial or political nature which could reasonably be expected to have a Material Adverse Effect.

8.4 Conduct of Business. The Borrower and its Subsidiaries will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such qualification would not reasonably be expected to have a Material Adverse Effect.

8.5 Taxes and Claims. Each Loan Party will, and will cause each of its Subsidiaries to, timely file all federal and state and other material Tax Returns required by law and will pay when due all Taxes of such Loan Party or such Subsidiary, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, which deferment of payment is permissible so long as no Lien other than a lien permitted hereunder has been entered and such Loan Party’s and its Subsidiaries’ title to, and its right to use, its Properties are not materially adversely affected thereby.

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8.6 Insurance.

(a) Each Loan Party will, and will cause each of its Subsidiaries to, maintain insurance in such form and with such companies as are reasonably satisfactory to the Purchaser (it being acknowledged that the Loan Parties’ and Subsidiaries’ insurance companies as of the Closing Date are satisfactory), on all its Property in such amounts and covering such risks as is consistent with sound business practice, and maintain such insurance as is required by the terms of any Collateral Document. Each Loan Party will, and will cause each of its Subsidiaries to, furnish to the Holder upon request full information as to the insurance carried by it.

(b) Each Loan Party will, and will cause each of its Subsidiaries to, at all times keep its real and personal Property which is subject to the Lien of the Holder insured and cause such insurance relating to such Property or business to name the Purchaser as an additional insured and loss payee, as appropriate.

(c) If any Loan Party or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.6 or Section 8.13 or to timely pay or cause to be paid the premium(s) on any such insurance, or if any Loan Party shall fail to deliver all certificates with respect thereto, the Purchaser shall have the right (but shall be under no obligation), upon prior written notice to such Loan Party or such Subsidiary, to procure such insurance or pay such premiums, and such Loan Party agrees to reimburse the Purchaser, on demand, for all costs and expenses relating thereto.

8.7 Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws and obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, timely satisfy all material assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against such Person or any Property of such Person.

8.8 Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property (other than Property that is obsolete, surplus, or no longer used or useful in the ordinary conduct of its business) in good repair, working order and condition, make all necessary and proper repairs, renewals and replacements such that its business can be carried on in connection therewith and be properly conducted at all times and pay and discharge when due the cost of repairs and maintenance to its Property, and pay all rentals when due for all real estate leased by such Person.

8.9 Audits and Inspection. Each Loan Party will, and will cause each of its Subsidiaries to, (i) permit any of the representatives of the Purchaser, at reasonable times during normal business hours and upon two (2) Business Days’ prior notice not more frequently than once per Fiscal Quarter, to visit and inspect any of its Property, books of account, records and reports to examine, audit and make copies thereof and (ii) promptly upon request thereof, but not less than weekly, schedule and hold calls with the senior management of the Borrower, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, employees and independent certified public accountants at such reasonable times and intervals as the Purchaser may designate, in each case, at such Loan Party’s expense, plus the Purchaser’s reasonable out-of-pocket expenses (including without limitation any travel expenses).

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8.10 Issue Taxes. Each Loan Party shall pay all stamp duty or other court, documentary, intangible, recording, filing, or similar Taxes, if any, in connection with any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Note, excluding, for the avoidance of doubt, any income Tax.

8.11 Delivery of Information by Holder. Each Holder is hereby authorized, to deliver a copy of any financial statement or other information made available by the Loan Parties or their Subsidiaries in connection herewith to any regulatory authority having jurisdiction over such Holder, pursuant to any request therefor by such regulatory authority, and may further divulge to any assignee or purchaser of any portion of the Note or any prospective assignee or purchaser of any portion of the Note, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, provided that such prospective assignee or purchaser shall agree in writing to maintain the confidentiality of such information.

8.12 Execution of Supplemental Documents. Each Loan Party will, and will cause each of its Subsidiaries to, execute and deliver to the Purchaser from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Purchaser may reasonably request, in order that the full intent of this Agreement or the Security Agreement, as applicable, may be carried into effect.

8.13 Further Assurances. Each Loan Party will, and will cause each of its Subsidiaries to, take any action reasonably requested by the Purchaser in order to effectuate the purposes and terms contained in this Agreement and any of the Note Documents.

8.14 Hazardous Materials. No Loan Party will, or will permit any Subsidiary to, cause or suffer to exist any release or discharge of any Hazardous Material at, to or from any real property owned or operated by a Loan Party or a Subsidiary that would violate any Environmental Law, other than such violations that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Article 9

NEGATIVE COVENANTS

Until the payment in full in Cash of all of the Obligations, the Loan Parties hereby jointly and severally covenant and agree with the Purchaser as follows:

9.1 Limitations on Debt. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Debt, without the Purchaser’s prior written consent (which may be withheld in Purchaser’s sole discretion), except for (i) the Obligations, (ii) Debt existing as of the date hereof and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased, and (iii) Debt incurred in connection with the Merger (the “Permitted Debt”).

9.2 Liens. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (the “Permitted Liens”):

(a) Liens for Taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP;

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(b) Liens on assets arising out of pledge or deposits under workers’ compensation, unemployment insurance, pension, social security, retirement benefits or similar legislation in the ordinary course of business consistent with past practice;

(c) Liens subordinated to the Liens securing the Obligations on terms and conditions acceptable to Purchaser in its sole discretion;

(d) Liens securing the Obligations;

(e) Liens granted on accounts receivable;

(f) Lien securing Permitted Debt; and

(g) Liens granted on the real property located at 14001 Marshall Drive, Lenexa, KA 66215.

9.3 Restricted Payments. The Loan Parties shall not (a) declare or pay any dividends on any of its Capital Stock, (b) purchase or redeem any Capital Stock, (c) make any other distribution to holders of its Capital Stock, (d) prepay, purchase or redeem any other Debt that is subordinated to the Obligations, or (e) set aside funds for any of the foregoing, except:

(a) for dividends and distributions to DA to the extent necessary to permit DA to maintain its legal existence and to pay reasonable out-of-pocket general administrative costs and expenses incurred in connection therewith, which are disclosed to the Purchaser not later than five (5) Business Days prior to the payment thereof;

(b) Debt existing as of the date hereof and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and

(c) for dividends and distributions in connection with the Merger.

9.4 Loans. The Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, make any loans or pay any advances of any nature whatsoever to any Person, except advances in the ordinary course of business to (a) other Loan Parties, vendors, suppliers and contractors and (b) officers, managers and employees for travel and other business expenses in accordance with the policies of the Borrower or such Subsidiary as in effect on the date hereof.

9.5 Investments. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make or suffer to exist any investments or commitments therefor, without the Purchaser’s prior written consent, except (a) Cash Equivalents (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services to unaffiliated third parties in the ordinary course of business; (c) investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients of the Borrower; (d) investments in the Subsidiaries existing on the date hereof; and (e) Capital Expenditures permitted by Section 9.10.

9.6 Mergers, Consolidations, Sales. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, without the prior written consent of the Holder, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, unless in connection with any such transaction all amounts owing under the Note are paid in full. Notwithstanding the foregoing provisions of this Section 9.6, (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower, (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of its Property (upon voluntary liquidation or otherwise) to the Borrower, (c) the Loan Parties are allowed to consummate the Merger, and (d) the Borrower is allowed to consummate the Country Stampede Acquisition.

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9.7 [Reserved].

9.8 Amendment to Organizational Documents. The Borrower will not, nor will it permit any of its Subsidiaries to amend, modify or waive any term or material provision of such Person’s Organizational Documents unless (a) required by law, (b) such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect on the Purchaser’s rights under the Note Documents (including in their capacity as holders of the Capital Stock of the Borrower) or any Loan Party’s obligations under the Note Documents, and the Loan Parties provide the Purchaser not less than ten (10) Business Days’ prior written notice of such amendment, modification or waiver, or (c) in connection with the Merger.

9.9 Restrictive Agreements. No Loan Party will be or become, or cause or permit any Subsidiary to be or become, a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially limits such Person’s ability to perform under this Agreement or under any other Note Document without the prior written consent of the Holder.

9.10 Capital Expenditures. No Loan Party shall make, or cause or permit any Subsidiary to make, any Capital Expenditure or enter into any Capitalized Lease if the aggregate amount of all Capital Expenditures (including the Capital Expenditure in question) made by the Loan Parties and their Subsidiaries, determined on a consolidated basis, during any Fiscal Year made or required to be made by the Loan Parties and their Subsidiaries, determined on a consolidated basis during such Fiscal Year would exceed $50,000.

9.11 Transactions with Affiliates.

(a) Except for the Merger, no Loan Party shall, nor permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for the transactions set forth on Schedule 9.11 or other transactions that are in the ordinary course of any Loan Parties’ and its Subsidiaries’ business, upon fair and reasonable terms that are no less favorable to such Loan Party or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person.

(b) Without limitation of the foregoing, each Loan Party shall strictly enforce all non-compete or similar agreements between such Loan Party and its employees, officers, directors and Affiliates, and shall not permit any such Person to conduct any business in competition with or relating to the business of any Loan Party except through and for the benefit of the Loan Parties.

9.12 Additional Negative Pledges. No Loan Party shall create or otherwise cause or suffer to exist or become effective, directly or indirectly, (a) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Purchaser) on the creation or existence of any Lien upon the assets of the Borrower or any Subsidiary, or (b) any Contractual Obligation which may restrict or inhibit Purchaser’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

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9.13 Use of Proceeds. No Loan Party shall use any proceeds of the sale of the Note hereunder to, directly or indirectly, purchase or carry any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any “margin stock” in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

9.14 Fiscal Year and Accounting Changes. No Loan Party shall change its fiscal year from December 31 or make any significant change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in Tax reporting treatment except as required by law.

Article 10
[RESERVED]

Article 11
EVENTS OF DEFAULT

11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) Default in the payment, after two (2) Business Days when amounts become due, of the principal of the Note (whether at redemption, upon acceleration or otherwise), any interest accrued thereon, or any fees payable in connection therewith;

(b) [Reserved];

(c) Any representation or warranty made by or on behalf of any Loan Party in any of the Note Documents, or any document contemplated by the Note Documents, is incorrect in any material respect (or in any respect if such representation, warranty, or financial statement is by its terms already qualified as to materiality) when made (or deemed made);

(d) Failure by the Borrower or any of its Subsidiaries to comply with any term, covenant or provision contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of five (5) Business Days after the Borrower receives notice or knowledge from any source of such failure to perform or default in performance, or in the other Note Documents or any other agreement with the Purchaser and such failure to perform or default in performance continues beyond any applicable grace or cure period;

(e) Failure by any Loan Party to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any other provision of this Article 11) and such failure continues unremedied for a period of five (5) Business Days (or such longer period as may be agreed to by the Purchaser) after the earlier of (i) written notice thereof is received by any Loan Party in accordance with Section 13.2 or (ii) a Loan Party obtains knowledge of such failure;

(f) Failure of any Loan Party or any Subsidiary to pay within five (5) Business Days from the date due any payments under any payable or other obligation of the Borrower or its Subsidiaries exceeding $50,000 individually or in the aggregate; or the default by such Loan Party or any Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement pursuant to which any such payable or obligation was created or is governed (after the expiration of any applicable cure period, if any), or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or the applicable counterparty to cause, such payable or obligation to become due prior to its stated maturity;

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(g) Any Loan Party or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(h) Any (i) involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Subsidiary, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of any Loan Party’s or Subsidiary’s properties which is not stayed or dismissed within thirty (30) days; (ii) Loan Party or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Loan Party or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business;

(i) Other than as forth on Schedule 11.1(j), one or more judgments, orders, decrees or arbitration awards is entered against a Loan Party or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $50,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(j) Any non-monetary judgment, order or decree is entered against a Loan Party or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect;

(k) Any Collateral Document shall cease to be in full force and effect; or any Loan Party or any Person by, through or on behalf of any Loan Party, shall contest in writing the validity or enforceability of any Collateral Document;

(l) Reserved;

(m) The occurrence of a Change of Control, other than the Merger;

(n) Reserved;

(o) Reserved;

(p) Any Material Adverse Effect occurs; or

(q) The Security Agreement shall fail to secure a valid and perfected lien on any Collateral (as defined in the Security Agreement), including, without limitation, one hundred percent (100%) of the Capital Stock of KEI.

11.2 Acceleration. If any Event of Default occurs and is continuing, the Holder, by written notice to the Borrower, may declare the principal of and interest on the Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable, and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under its Note whether at law or in equity. Additionally, upon the occurrence of any Event of Default by Borrower an additional sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) (the “Default Payment”), shall be due and owing without notice to Borrower or any other person. Borrower acknowledges that Holder’s collection of any such additional sum is not a fine or penalty but is reasonable compensation to Holder for increased costs and expenses that Holder will incur upon the occurrence of an Event of Default. The outstanding unpaid principal and interest due and owing upon an Event of Default, combined with the Default Payment, shall be paid directly from 25% of Borrower’s and Subsidiaries’ revenues, until all principal and interest due and owing has been received in full from Borrower by Purchaser.

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11.3 Set-Off. Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to the Holder of the Note, each such Holder is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all indebtedness at any time owing by such Holder to or for the credit or the account of the Borrower or its Subsidiaries against all amounts which may be owed to such Holder by the Borrower or its Subsidiaries in connection with this Agreement or the Note.

11.4 Lockbox Control Agreement. Subject to the following sentence, immediately following an Event of Default and in no event later than ten (10) Business Days following any such Event of Default, Borrower shall deliver or cause to be delivered to the Purchaser a lockbox account control agreement (the “Account Control Agreement”), in form and substance satisfactory to Purchaser and its counsel, covering such Borrower accounts as determined by Purchaser. In the event any such depository bank or Securities Intermediary (as defined in the Security Agreement) refuses to execute and deliver the Account Control Agreement, the Purchaser, in its sole discretion, may require the applicable Deposit Account (as defined in the Security Agreement) (other than Excluded Deposit Account (as defined in the Security Agreement)) and Investment Property (as defined in the Security Agreement) to be transferred to a Controlled Depository (as defined in the Security Agreement) or Controlled Intermediary (as defined in the Security Agreement), as applicable.

11.5 Liquidated Damages. As liquidated damages, if either (i) Borrower fails to execute and deliver the Account Control Agreement as set forth in Section 11.4 or (ii) there is a final, non-appealable order of a court of competent jurisdiction that there has been (a) an intentional or willful default or breach under the Account Control Agreement by the Borrower or (b) an act, conduct, or omission with respect to, or in connection with, the Account Control Agreement, which constitutes fraud by the Borrower, an additional sum of $1,000,000 shall be due and owing immediately without notice to Borrower or any other person. Borrower acknowledges that Holder’s collection of any such additional sum is not a fine or penalty but is reasonable compensation to Holder for increased costs and expenses that Holder will incur upon the occurrence of such default or breach.

11.6 Cumulative Remedies. The enumeration of the rights and remedies of the Purchaser set forth in this Agreement is not intended to be exhaustive and the exercise by the Purchaser of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Note Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Purchaser in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Purchaser or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Note Documents or to constitute a waiver of any Event of Default.

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Article 12

INDEMNIFICATION

12.1 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Borrower and its Subsidiaries, jointly and severally, shall indemnify and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Borrower or any of its Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities or losses (collectively, “Liabilities”), in each case resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Borrower or any of its Subsidiaries in this Agreement or any other Note Document, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any other Note Document, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any holders of equity or Debt of the Borrower or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the Borrower’s or any of its Subsidiaries’ name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Note Documents, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby; provided, however, that the Borrower and its Subsidiaries shall not be liable under this Section 12.1 to an Indemnified Party to the extent such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason other than willful misconduct or gross negligence, the Borrower and its Subsidiaries, jointly and severally, shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under Requirements of Law. In connection with the obligation of the Borrower and its Subsidiaries to indemnify for expenses as set forth above, each of the Borrower and its Subsidiaries further agrees, upon presentation of invoices, to reimburse each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in connection with any Liabilities) as they are incurred by such Indemnified Party.

12.2 Procedure; Notification. Each Indemnified Party under this Article 12 will, after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Borrower and its Subsidiaries under this Article 12, notify the Borrower in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Borrower of any such action shall not relieve the Borrower or any of its Subsidiaries from any liability which it may have to such Indemnified Party unless such omission substantially and irrevocably impairs the Borrower’s or any of its Subsidiaries’ ability to defend the action, claim or other proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall, with Purchaser’s consent, be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Borrower or any of its Subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Borrower’s or such Subsidiary’s expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Borrower or any of its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. Each of the Borrower and its Subsidiaries agrees that it will not, without the prior written consent of the Holder, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless (i) such settlement, compromise or consent includes an unconditional release of the Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding (ii) the Borrower has provided reasonable prior notice thereof and (iii) the Purchaser has provided its prior written consent to such settlement, compromise or consent, which consent will not be unreasonably withheld or delayed. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

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Article 13

MISCELLANEOUS

13.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Note and payment therefor, or termination of this Agreement.

13.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service, e-mail or personal delivery:

(a)	if to the Purchaser:

173 Spring Ridge Drive
Berkeley Heights, NJ 07922
Email Address: bizucker@gmail.com
Attention: Benjamin Zucker

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, New Jersey 08830
Attention: Seth Brookman, Esq.
Email Address: sbrookman@lucbro.com

(b)	if to the Borrower or any Subsidiary:

Digital Ally, Inc. and Kustom Entertainment, Inc.
14001 Marshall Drive
Lenexa, KA 66215
Email Address: stan.ross@kustoment.com and brody.green@digitalally.com
Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Attention: David Danovitch, Esq.
Email Address: ddanovitch@sullivanlaw.com

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

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13.3 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may transfer the Note in whole or in part and may assign its rights under the Note Documents at any time, subject to the prior written consent of the Borrower (which may not be unreasonably withheld). The Purchaser may not, without the prior written consent of the Borrower (which may not be unreasonably withheld), assign, bifurcate, syndicate, sell, securitize or grant a participation in all or any portion of the Obligations in a private transaction not constituting a public offering, and the Borrower hereby agrees to cooperate in any such transaction. Such transaction shall be negotiated, executed and performed at the Purchaser’s cost and expense; provided that, the Borrower shall be responsible for its own legal fees in connection therewith.

(b) Holder may at any time, with the prior written consent of Borrower (which may not be unreasonably withheld), sell to one or more Persons participating interests in the Note or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Holder of a participating interest to a Participant, (i) such Holder’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrower shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations hereunder and (iii) all amounts payable by Borrower shall be determined as if such Holder had not sold such participation and shall be paid directly to such Holder. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 13.4. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Holder under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with Holder, as provided in Section 11.3. In the event that a Holder sells a participation, the Holder, as a non fiduciary agent on behalf of the Borrower, shall maintain (or cause to be maintained) in the United States a register (the “Participant Register”) on which it enters the name and addresses of all participants in the Obligations held by it and the rights of such participants in the Obligations (including principal amount, interest thereon, and fees of the portion of such Obligations that is subject to such participations). No Holder shall have an obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Obligation), except as otherwise required by applicable law and to the Borrower at their reasonable request and then, solely to the extent that such disclosure is required to establish that such participation or Obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the Treasury Regulations. Any participation or transfer thereof may be effected only by the registration of such participation on the Participant Register.

(c) The Borrower may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Holder, and any such purported assignment by the Borrower without the written consent of the Holder shall be void and of no effect. Except as provided in Article 12, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Note Documents.

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13.4 Amendment and Waiver.

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, waiver, supplement or modification of or to any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Holder and (ii) only in the specific instance and for the specific purpose for which made or given.

(c) Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

13.5 Signatures; Counterparts. Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

13.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

13.8 JURISDICTION, JURY TRIAL WAIVER, ETC.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2.

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(b) EACH LOAN PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF LOAN PARTIES AND THEIR SUBSIDIARIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

13.9 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

13.10 Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

13.11 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Note Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained in this Agreement, the exhibits and schedules hereto and the other Note Documents. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

13.12 Certain Expenses. The Borrower will pay all expenses of the Purchaser (including, without limitation, reasonable fees, charges and disbursements of counsel to the Purchaser) in connection with (a) any enforcement, amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Note Documents or any documents relating thereto (including, without limitation, a response to a request by the Borrower for the consent of the Purchaser to any action otherwise prohibited hereunder or thereunder), (b) consent to any departure from, the terms of any provision of this Agreement or such other documents, and (c) any redemption of the Note or any equity or other interests in the Borrower or any Subsidiary of the Borrower owned by such Holder.

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13.13 Publicity. Except as may be required by Requirements of Law (including filings by the Holder with the SEC as required under the Securities Act or other applicable law), none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding anything herein to the contrary, any party to this Agreement and the other Note Documents (and any employee, representative, or other agent of any such party) may disclose to any and all persons, without limitation of any kind, such party’s tax treatment and the tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, notwithstanding the above, any such information and materials shall be kept confidential to the extent necessary to comply with applicable securities laws. Notwithstanding anything herein to the contrary, the Borrower shall be permitted to disclose this Agreement and the Note Documents to any Governmental Authority in connection with any licensing or accreditation necessary or desirable to the conduct of the Borrower’s business (it being understood that the Borrower shall provide advance notice of such disclosure to the Purchaser, to the extent practicable).

13.14 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by the Holder of a portion of the Note to a Person not currently a party hereto, subject to the limitations set forth herein.

13.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Note Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Note Document, this Agreement or such other Note Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Note Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Purchaser or any other Holder shall limit, modify or affect the representations set forth in Article 6 of this Agreement or the right of the Holder to rely thereon.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Borrower:

Digital Ally, Inc.

By:
Name:
Title:

Kustom Entertainment, Inc.

By:
Name:
Title:

[signature pages continue]

[Note Purchase Agreement]

Purchaser:

MOSH MAN LLC

By:
Name:
Title:

[Note Purchase Agreement]